 EXHIBIT  11.1

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

	Three Months Ended		Three Months Ended
	June 30, 2007		June 30, 2006
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,188	$0.38	7,176	$0.36

Diluted
Average Shares Outstanding	7,188		7,176
Common Stock Equivalents	10		1

	7,198	$0.38	7,177	$0.36

	Six Months Ended		Six Months Ended
	June 30, 2007		June 30, 2006
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,185	$0.72	7,173	$0.69

Diluted
Average Shares Outstanding	7,185		7,173
Common Stock Equivalents	11		2

	7,196	$0.72	7,175	$0.69